EXHIBIT 99.2

Final Transcript

SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call

May 12, 2009/9:00 a.m. EDT

SPEAKERS
Crocker Coulson – President, CCG Investor Relations
Xiangzhi Chen – CEO
Andrew Chen – CFO
Anhui Guo – COO
Jenny Yang – Interpreter, CCG Investor Relations

ANALYSTS
Hao Hong – Brean Murray
Scott Tong – Oppenheimer
John May – Roth Capital
Ping Luo – Global Hunter Securities
Katherine Lu - Oppenheimer

PRESENTATION

Coordinator
Good day, ladies and gentlemen, and welcome to the Shengda Tech Q1 Earnings conference call.  My name is Lisa, and I will be your coordinator for today.  At this time, all participants are in a listen-only mode.  We will be facilitating a question and answer session towards the end of this conference.  I would now like to turn the presentation over to your host for today’s call, Mr. Crocker Coulson.  Please proceed, sir.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

C. Coulson
Thank you very much. Good morning, ladies and gentlemen. Good evening to those of you joining us from China, and welcome to all of you to Shengda Tech’s Q1 2009 conference call. With us today are Mr. Xiangzhi Chen, Shengda Tech’s Chief Executive Officer; Mr. Andrew Chen, the Company’s chief financial officer; and Ms. Anhui Guo, Chief Operating Officer; all of whom are joining us from China. Also joining us is Jenny Yang of CCG, who will provide translation for your questions and answers.

I’d like to remind our listeners that, in this call, management’s prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make some additional forward-looking statements in response to your questions. Therefore, the Company claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today due to various risks, including, but not limited to, unanticipated changes in product demand, especially in the tire and PVC industry; the ability to attract new customers; the ability to prepare for growth; planned manufacturing capacity expansion; and other information detailed from time to time in the Company’s filings with the SEC.

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SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

Although the Company believes the expectations reflected in these forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. In addition, any projections as to the Company’s future performance represent management’s estimates as of today, May 12, 2009. Shengda Tech assumes no obligation to update these projections in the future as market conditions change. For those of you who aren’t able to listen to the entire call at this time, a recording will be available via Webcast for 90 days on Shengda Tech’s corporate Web site.

I’m now going to provide an overview of the Q1 results on behalf of Shengda Tech’s Chairman and CEO, Mr. Chen. Again, welcome, everyone, and thanks for joining us on Shengda Tech’s first quarter conference call. We’re very pleased to announce that, in the first quarter of 2009, our NPCC business demonstrated strong year-over-year growth, driven by our aggressive NPCC capacity expansion plans, increased market penetration, and enhanced sales and marketing efforts.

We started off 2009 with positive growth and solid fundamentals, generating NPCC revenues of $20.7 million, up 54% year-over-year from $13.4 million in Q1 of 2008, as a result of increases in both sales volumes and in average selling prices. Our ability to successfully add 60,000 metric tons of capacity in April 2008 and ramp up to full utilization contributed to the 27% year-over-year increase.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

Just like other industries, we were also somewhat affected by the challenging economic environment, as some of our existing customers were forced to cut back their production levels. However, our broad customer base, along with newly acquired customers, results in continued high-level demand due to the market’s growing awareness of NPCC as a multi-category characteristics improving value proposition.

The pure and stable particles of our NPCC products combined with our advanced technology and strong customer support allowed us to sustain these long-term relationships with key customers. This is essential as we grow our production volumes and work to identify new application areas to expand our base. We believe that the price of NPCC products will remain at a high level while effective cost control processes promise to offset some of the increases in raw material costs. The net effect is that NPCC gross margins continue to be at favorable levels, such as we currently enjoy.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

Our product mix during the quarter reflects the growing acceptance of NPCC in a variety of end markets and increased recognition of Shengda Tech’s brand. Sales to our two largest end markets, tires and PVC, contributed 71% of revenues during the quarter. At the same time, our sales of high margin products made a greater contribution to revenues. Sales to adhesive and latex accounted for over 10% of revenues and increased 48.1% year-over-year and rose three-fold quarter-over-quarter. Sales for NPCC in polyethylene, or PE, accounted for over 8% of revenue, up significantly in both year-over-year and sequentially. This reflects the growing acceptance of our products and increased recognition of value-added solutions Shengda Tech brings to our manufacturing customers.

During the quarter, we announced our decision to no longer pursue the acquisition of Jinan Fertilizer Co. and our long-term strategy to direct our resources towards high growth and high margin NPCC segment. To that end, we’ve stepped up our R&D efforts to expand our application base and have increased marketing and sales activity to enhance our image in this category. Our objective and focus is clear, and that is to significantly increase NPCC’s penetration in our current served-in markets and accelerate entry into new application categories and geographic regions.

Standing behind these goals is our patented advanced membrane-dispersion technology, which remains the most efficient method of producing high performance NPCC particles as compared to competitors’ offerings. We have no known competitors using this production method, and this provides us with a desirable and exclusive position in the industry. NPCC production has ramped up from 30,000 metric tons … now become the largest NPCC manufacturer with 190,000 metric tons, and I’m pleased to report that capacity utilization continues to run at 100%.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

The first phase of our new Zibo NPCC facility is underway with 60,000 metric tons of capacity scheduled to come online in either July or August of 2009. An additional 20,000 metric tons can be added through the purchase of additional equipment. Based on estimated demand, we expect the 60,000 metric tons to reach an 80% run rate utilization by the end of 2009. The total designed annual production capacity for the Zibo facility, based on our land that we’ve acquired, is 250,000 metric tons, which is planned to be built out in several phases. We’re going to continue to closely monitor market conditions and then choose the most favorable time to bring on new capacity.

The other element of our strategy is development and expansion of our customer base by developing a robust pipeline of new potential customers. We’re currently working with 41 potential domestic customers and two potential international customers in various phases of the sale cycle. Over 55% of these customers are now in the testing stage, including a major supplier of automotive undercoating paints.

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SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

Another foundation of our business model is to constantly improve our technological expertise and enhance our R&D platform. R&D has remained the cornerstone of NPCC business since its inception in 2001, and we have a highly qualified R&D team at our Shanghai research center. They are focused on new breakthrough end applications, such as asphalt, epoxy resin, water-based paint for construction, and improvements for latex and polypropylene. This year we plan to develop improved NPCC applications for existing end products, including rubber, adhesives, automobile undercoating paints, high quality paper, plastics, and paints. We’re also in the process of applying for four patents, including our NPCC formula and preparation method of asphalt and three patents related to the manufacturing process that enhanced the consistency and performance of our products.

Our team is also working on a special modifier for use with rubber, which is an essential NPCC component in tire applications. Using our own modifier will help us control costs and improve the quality of the NPCC used in these tire and rubber applications.

As you all know, we discussed our plan last quarter to relocate our headquarters from Tai’an City to Shanghai, and I’m pleased to announce that we’ve now opened our office in Shanghai and expect to complete our relocation process this quarter. As one of China’s major commercial centers, Shanghai will provide the mutual benefit of easier access to our business partners, customers, prospects, and stakeholders, as well as allowing us to attract an even higher caliber of management, scientific, and administrative professionals.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

I’d now like to welcome to this call Shengda Tech’s new CFO, Mr. Andrew Chen, who will discuss Shengda Tech’s financial results in greater detail. Andrew, over to you.

A. Chen
Thank you, Crocker. Ladies and gentlemen, welcome to first quarter 2009 conference call. It is great to be part of Shengda Tech team, and I’m excited about a tremendous opportunity the Company has for continued growth and prosperity. It is indeed a pleasure to be here with you today.

Before I get into the financial results, I would like to encourage you to read our 10-Q filed with the Securities and Exchange Commission and our quarterly press release published yesterday for more detailed financial disclosures. In our press release yesterday, we provided EBITDA reconciliation schedule in addition to our standard financial statements for the period. EBITDA stands for earnings before interest, tax, depreciation, and amortization.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

We also presented schedules that show the impact to our financials due to our adoption of FASB Staff Position Accounting Principles Board Opinion 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement),” commonly known as APB 14-1, on January 1, 2009. We presented new schedules to help our investors and other stakeholders to better understand the impact of our adoption of APB 14-1 to our financials, and to better analyze and benchmark our operational and financial performance.

Let me start with our revenue for the quarter. Total revenues for the first quarter of 2009 were $20.7 million, down 27.6% from $28.6 million in the first quarter of 2008. The decline in total revenue during the first quarter was attributable to the ceased production at Bangsheng Chemical Facility on October 31, 2008, pursuant to a mandatory directive from Tai’an city government due to rezoning of the facility’s location into a residential and non-manufacturing area. As a result, we did not generate revenue from the coal-based chemical segment in the first quarter of 2009. Our NPCC segment contributed 100% of our total revenue for the first quarter, compared with 47% for the same period a year ago.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

Revenue from our NPCC segment increased 54% to $20.7 million compared to $13.4 million in the first quarter of 2008 due to the growing demand for our NPCC products, higher average selling price, and an increase of 60,000 metric tons of annual production capacity added in April 2008 at the Company’s … Shaanxi facility. During the first quarter of 2009, even with the global slowdown, our NPCC production facilities were operating for 72 days to meet the increased market demand. At quarter-end, total annual NPCC production capacity was … thousand nine hundred sixty-nine metric tons, up 9,253 metric tons, or 27.4%, from 33,716 metric tons in the first quarter of 2008.

Our gross profit in the first quarter of 2009, all of which was derived from NPCC products, was $8.5 million, down 15.7% compared with overall gross profit of $10.1 million a year ago. Gross profit for NPCC segment rose 54% on a year-over-year basis. Gross margin was 41.1% in the first quarter, up 5.8 percentage points from overall gross margin of 35.2% a year ago, but unchanged from the NPCC segment gross margin in the same quarter last year. The average selling price of our NPCC products was $481 per metric ton, an increase of 20.8% from $398 per metric ton in the first quarter of 2008, which was offset by an increase in the cost of raw materials, including anthracite, soft coal, and limestone used in the manufacturing process.

Our selling expenses for the first quarter of 2009, all which was derived from NPCC products, was $0.3 million, or 1.5% of revenue, down 28.3% from $0.4 million, or 1.5% of revenue, for the same period last year. The percentage of sales commission for the NPCC products was lower compared with the same period a year ago, resulting in lower selling expenses during the period.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

General and administrative expenses were $1.4 million, or 6.6% of revenue, up from $0.7 million, or 2.6% of revenue, for the same period last year. The increase was mainly due to increases in expenses related to the costs of compliance with securities and other regulations, including audit fees and legal fees, the investor relations expenses, higher research and development expenses, and land amortization expenses related to our expanded NPCC operations.

Operating income for the first quarter of 2009, all of which was derived from the NPCC segment, was $6.8 million, down 23.4% from $8.9 million in the same period a year ago. Operating margin improved to 33% compared to 31.1% in the first quarter of 2008.

Interest expense related primarily to our convertible bonds was $2.5 million for the three months ended March 31, 2009. Interest expense included $1.4 million of contractual coupon interest on convertible notes, $0.3 million of amortization of debt issuance cost, and $1.3 million of amortization of debt discount due to the adoption of APB 14-1. The total interest expense was reduced by $0.5 million of interest cost capitalized during the three-month period ended March 31, 2009.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

During the first quarter of 2009, based on the requirement of APB 14-1, we recorded a $1.6 million gain on extinguishment of debt due to the repurchase of an aggregate of $5.2 million face value of our 6% convertible notes for cash consideration of approximately $2.5 million, plus accrued interest of $0.07 million, and the difference of $1.1 million was allocated to debt issuance cost and a discount on the notes.

Our effective income tax rate increased from 16.8% for the three-month period ended March 31, 2008 to 19.5% for the three-month period ended March 31, 2009, due primarily to the additional U.S. income tax we accrued as a result of recognizing gain from repurchase of our convertible notes during the period and the interest income earned by the Company’s U.S. entity during the period, which will be taxable at the higher U.S. statutory tax rate of 34%. For tax purposes, the gain from the repurchase of our convertible notes qualifies for deferral until 2014 in accordance with the provisions of the American Recovery and Reinvestment Act of 2009.

Comparing our quarterly EBITDA year-over-year, the current quarter’s EBITDA of $9.5 million was practically unchanged in light of our significantly changed operations.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

Our net income in the first quarter of 2009 was $5 million, down 32.8% from the net income in the same period last year. Diluted earnings per share for the first quarter of 2009 were $0.08 compared with diluted earnings per share of $0.14 in the first quarter of 2008. Excluding the impact of the adoption of APB 14-1, our net income was $6.3 million, or $0.08 per diluted earnings per share. Excluding the impact of the adoption of APB 14-1 as well as the gain on the repurchase of convertible notes, our net income was approximately $4.7 million. Our diluted weighted average shares outstanding during the quarter were 57.4 million, up 24.4% from 54.2 million in the same quarter last year.

Now let’s move on to talk about our balance sheet. As of March 31, 2009, we had $114.2 million in cash and $115.1 million in working capital. Shareholders’ equity was $152.5 million, up 3.7% from $147 million at the year-end of 2008. In the first quarter of 2009, we generated net cash flow from operating activities of $6.9 million.

In February 2009, we repurchased an aggregate of $5.2 million face value of our 6% convertible senior notes due 2018 for consideration of approximately $2.5 million plus accrued interest of $0.07 million in cash. We are not actively seeking to repurchase additional notes and have no plans for early termination of the notes.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

We are reaffirming our guidance for 2009, excluding the impact of any acquisitions, repurchase of convertible notes, and the adoption of APB 14-1. Our guidance for revenue and net income to be in the range of $92 million to $94 million and $18 million to $19 million, respectively, with fully diluted earnings per share of $0.32 to $0.34. With the strong growth in the NPCC business, we are confident in our ability to generate positive cash flow from operations. Currently, we have sufficient cash reserves for completing phase one of the new NPCC facility in Zibo, for other working capital requirements, and to develop new products and markets to seek attractive acquisitions.

Specific to our Zibo expansion, as of March 31, 2009, the total capital expenditure was approximately $32.6 million. The amount was mainly used to purchase land use rights and to build a plant. We’d expect an additional capital expenditure of approximately $26.4 million this year to complete phase one of Zibo facility, which will be funded by our cash on hand and cash flow from operations.

Crocker Coulson will now provide final remarks before we start our Q&A session.

C. Coulson
Thank you, Andrew. We’d like to conclude by saying that our success in 2009 will be driven largely by our long-term strategic decision to focus on our rapidly growing high margin, high growth, and technologically advanced NPCC business. Our research and development initiatives, quality focus, technological expertise, and steadfast determination all have contributed to our globally recognized position as a leading NPCC supplier.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

The next level of growth will focus on expanding our geographic position by answering new international markets, increasing our market penetration in existing markets, and enhancing our sales and marketing strategies. We will continue to elevate R&D standards to expand our advanced NPCC technology, focusing on innovative application areas, which will prove pivotal to capturing a broad a range of untapped markets and provide new opportunities for Shengda Tech and our shareholders.

In addition, we believe the NPCC market in China presents several attractive acquisition targets, which will help us to measurably broaden our NPCC business. We’re also considering acquiring other high technology chemical companies and remain alert to any such opportunity that may present itself. Our management team and board will carefully evaluate the benefits of all potential acquisitions to ensure that they are accretive and add long-term value and favorable returns to our shareholders. With that, we’d like to close the call by thanking you for your support, and we are now ready to open this call to any questions that you have for Shengda Tech’s management team. Operator?

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SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

Coordinator	Thank you. Please pause a moment for questions to compile. Thank you. Our first question comes from Hao Hong. Please proceed.

H. Hong
Hello. It’s Hao Hong from Brean Murray. A couple of questions. Firstly, just now you mentioned that you seem to have a large backlog of customers that may be coming on stream. You mentioned that … in the testing stage. I’m just wondering: how soon can we convert this client into actual sales and, in terms of growth percentage, how much growth would these clients represent?

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Okay, basically, the timeline depends on the customer, on the potential customer on the product that they’re testing, so you usually takes about seven to nine months, and for some of the clients, it takes over a year to finish the testing process and to start making large quantity of orders.

H. Hong
Right, so is it seven to nine months after the testing stage has been completed or is it seven to nine months in total? And also, the second part of my question is if we are successful in converting these clients, how much of growth in terms of percentage would that represent for this year’s sales?

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SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

J. Yang	Okay. (Speaking Chinese.)

M
Let me answer the question. As you know, we currently have 22 customers that we are working with on testing our products in different areas, and it’s just extremely difficult to predict when exactly would the testing be finished. We do have a tracking system that works very closely with the potential customers, try to develop more long-term relationships. And typically, we have a 55% of lock-in rate historically, meaning that we have 55% of possibility that these people who are testing us would eventually becoming our long-term customers. Okay, and then regarding exactly how much revenue can those new customers bring to us, it’s a moving target with all this economic environment changes. However, we are very optimistic as to the Chinese economy is bottoming up. It appears that we might have a good potential to lock in some of these new customers and potentially generate some nice revenue for the Company. However, it’s very difficult to quantify, provided the nature of our business.

H. Hong
So second question is on the application of your NPCC materials. You mentioned that you’re doing some new application developments for tire industry, for paint, etc., etc. I’m just wondering, in terms of percentage of revenue composition, how much of your revenue is exposed to the auto sector and the real estate construction industry, which is now rebounding very strongly in China?

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

J. Yang	Okay. (Speaking Chinese.)

A. Chen
For first quarter of 2009, 34.3% of our revenue was attributable to the sales with our tire customers, and 29.9% of the sales were attributable to our PVC customers. So these, actually, these two categories of customers contributed, but I was talking about domestic customers. And then international customers, 6.7% of the total revenue were attributable to international tire customers. About 3% of our revenue was attributable to international PVC customers, so if you look at the domestic, we did experience some slower demand in our PVC customer due to the economic slowdown in the second half of 2008 and very beginning of this year. However, as you indicated that the Chinese economy is recovering and we are seeing signs of people starting to increase their order size.

H. Hong
Sure. Just one last question on your pricing trend. You mentioned that, on the year-over-year basis, your pricing is up 21%. I’m just wondering, on the sequential basis, what are you seeing, and also whether you can give some indication of the pricing trend going to the remaining of the year?

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SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

M	Okay, (speaking Chinese.) Thanks, Andrew.

J. Yang
Okay, just let me translate the question. As we have indicated previously, we have actually lowered the price of the NPCC by 5% due toward the end of 2008 and by the beginning of 2009, so, in total, lower about 10% of the price of the NPCC. And from now going into the entire year 2009, we see the trend to be quite stable.

H. Hong	Alright, thank you.

Coordinator	Our next question comes from Scott Tong from Oppenheimer. Please proceed.

S. Tong
Hello, everybody. This is Scott calling in for Katherine Lu. Just on the NPCC pricing again, you just mentioned that there was a 5% cut towards the end of fourth quarter and then another 5% in January, but seems that first quarter ASP is kind of the same with fourth quarter, so can you just give us an explanation for that?

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SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Basically, what happened, the price lowering is for different products of the NPCC and since every single product has different price, so that’s why you don’t see much difference in terms of the change from Q4 2008 to Q1 2009. So we expect to actually see some price decrease afterwards, but the price in general will still be stable.

S. Tong	Okay, just another question is can you give us some color on the demand trend for the NPCC products on a monthly basis for the first quarter?

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

J. Yang	Basically, because our main two products is in the PVC and the tire, so we have actually seen an increase in adhesives and a large increase in adhesives and latex.

C. Coulson	I think what he’s asking, Jenny, is he’d like to know, on a monthly basis, did sales pick up over the course of the quarter or were they steady over the, he’s trying to look for some color for what—

J. Yang	Oh, okay.

S. Tong	Yes, that’s right. Yes, thanks.

J. Yang	Oh, okay. (Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang	(Speaking Chinese.) Basically—

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SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

M	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Okay. Basically, what happens, during the Chinese New Year, there is a slowdown in the demand for the NPCC in January, which is the Chinese New Year. And then, afterwards, the demand for NPCC has been recovering, so the demand for NPCC in March was normalized. So we had, actually, a production base of 72 days during the first quarter of 2009.

S. Tong	Okay, thank you. One last question is, on our guidance for the bottom line, hello?

J. Yang	Yes, hello?

S. Tong	Yes, sorry. Yes, hello. Yes, so for our guidance, our bottom line guidance, does it include the gains from the convert buy-back?

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

A. Chen
The answer is no, as I indicated in my speech just now. The guidance was excluding any potential acquisitions, any repurchase of convertible notes. Actually, we are not looking to do any additional purchase in the foreseeable future at this time, and we’re not looking to terminate these convertible notes early. And then it also doesn’t include any gain from any repurchase. It does not include the impact of … 14-1. It’s … a pure operational-based guidance, and it stays consistent with what we have provided at year-end.

S. Tong	Okay, thank you. That’s very helpful.

C. Coulson	Thank you.

Coordinator	Our next question comes from John May from Roth Capital. Please proceed.

J. May
Good evening. I have a few questions. Number one is that I try to understand the time lag between your sales to tire industry and the auto sales in general because we’ve seen Q4 is a worse quarter for the Chinese auto market and then Q1 has picked up substantially. However, we have seen your Q1 sale to tire was worse in the past several quarters, so can you give us better color on this? (Speaking Chinese.)

A. Guo	(Speaking Chinese.)

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

J. Yang
Okay. Basically, the first quarter is a kind of very special quarter because of Chinese New Year and due to the slowdown in the auto market. There’s the slowdown in the auto market during Q4, so the sales on the NPCC for the tire was low compared to other quarters, but starting from March, due to the stimulus plan by the Chinese government, we have seen an increase in the demand for both NPCC application for the PVC and for the tire. So with both stimulus plan and both the demand for those products has been increasing.

J. May
Thanks. The second question’s gross margin, you mentioned that you’re adding some new product to higher margin application, so I’m just wondering how much difference in margin between, say you sell polyethylene paint and paper, ink, the new application versus your tire and PVC. (Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang	Basically, all the gross margin, we have different gross margins for different products, so on average, the average growth margin is about 41%.

A. Guo	(Speaking Chinese.)

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

J. Yang	Actually, during Q1, our lowest gross margin is for ink. We had a growth margin of about 34.5%. (Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang	(Speaking Chinese) okay. And the highest margin was on the PE, which is about 46%.

A. Chen
Let me provide a little bit more information on the subject. The PVC, which accounted for 32.9% of revenue, has a gross margin of 36.1%. Tire, which accounted for 38.1% of revenue, has gross margin of 43% for the first quarter. And then ink, which accounted for 3.3%, has a gross margin of 34.5%. Paint, 4.7% of revenue, account has 39.8% of gross margin. And then for adhesive and latex, which accounted for 10.2% of revenue, has 44.2% of gross margin. And then the last one, we have a couple other smaller categories, and the PE, which in this call already told you that accounted for 8.3% of revenue, has a gross margin of 46.2%, so I hope that helps your answer.

J. May
Oh, that was very helpful. Now, my last question for Andrew is that I read your, help me understand your EPS guidance. You guided net income excluding these items would be $18 million to $19 million, and then EPS will be $0.32 to $0.34. But that would apply, I run the number, that would apply your share count at about 55 million, 56 million. Your reported share count is about 67 million, so can you explain a little bit?

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

A. Chen
I think the guidance was provided based on everything was removed, all the factors like the, was removed just to focus on the operations of the Company on a normal basis. So your question is what? You’re kind of—

J. May	Well, my question is what is your basis of, your assumption of a total share count outstanding? Because if I divide, $18 million divide by $0.32, that comes out like at 56 million shares.

A. Chen	Well, I think that’s the …, I think that probably is without including the potential dilution effect of the convertible notes—

J. May	So you are using basic EPS instead of a fully diluted EPS?

A. Guo	(Speaking Chinese.)

J. Yang	(Speaking Chinese.)

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

A. Guo	(Speaking Chinese.)

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

M	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

M	(Speaking Chinese.)

A. Guo (Speaking Chinese.)

M	Okay.

J. Yang	Okay. Basically, they exclude the dilution on the convertible notes, so the management will provide additional answers if it is requested.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

J. May	Thank you.

W	Thank you.

Coordinator	Our next question comes from Ping Luo from Global Hunter Securities. Please proceed.

P. Luo
Thank you. My question regarding your growth rate, we know that your current NPCC production is running full capacity and you have about 60,000 tons coming online later this year, slowly running up towards next year. This kind of, I think, curb your growth rate for this year and next year. My question is that, in your Zibo facility, you do have room for total 240,000 tons of capacity and you do have enough cash to build more capacity. Do you have any plan to actually speed up that building new capacity to grow your top line faster, or actually you do not have enough customers and your marketing efforts is not ready to actually sell additional capacity?

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

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SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

J. Yang
Okay. Basically, our decision to expand the production capacity, it depends on three points. The first point is the demand of our existing customers. And the second is the research and development, our research and development team, they work closely with the potential clients to see what their demand will be. And the third point is the current market condition, so if we see a sudden increase in demand from the existing or like potential, with … or the potential clients, then we’ll be able to just add the equipment to the Zibo and the one in Shaanxi because in both two facilities, we still have planned to add the 20,000 tons of production capacity for each of them, which means we only need to buy the equipment and then we can start production. So if we see a sudden increase in demand, we will be able to do that. We will be able to meet the increasing demand.

P. Luo	Okay, thank you. Just to continue on the growth strategy, can you provide a little more color on your acquisition plan in the NPCC …?

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang	(Speaking Chinese.)

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

A. Guo (Speaking Chinese.)

A. Chen	We are still evaluating our potential acquisition targets. We have nothing new to disclose at this time.

P. Luo	Okay, thank you. Thank you very much.

Coordinator	Our next question comes from Hao Hong from Brean Murray. Please proceed.

H. Hong	Hello.

A. Chen	Hello.

H. Hong
I have two very quick follow-up questions. Firstly is on your pricing. Given that your Zibo facility is running at 100% utilization rate and you mentioned that the run rate in your new facility is going to be 80% utilization rate, so it seems to me that demand has been very, very strong. So I’m wondering why we need to reduce ASP by another 5% going into the remainder of the year, given the strong demand environment we’re seeing right now.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

J. Yang	Okay. Just to make sure, do you say Zibo facility has a production capacity of 100% or the … capacity?

H. Hong	Yes. I hear, just now, comment was that capacity utilization is at 100%, which is great, so—

A. Chen
What we were saying is that, for the existing 190,000 metric tons of capacity, those are running 100% capacity. And then, for the 60,000 metric tons of capacity that we’ll get ’09, in July or August of this year, for the rest of 2009, I think it’s going to achieve about 20% of utilization. And then combine everything together, I think the whole, the entire, the 250,000 metric tons of capacity will have a run rate about 80% for the year. I think that’s a more precise description on the situation.

I think also that we continue to see very strong demand on our products. However, that we also need to satisfy the customers’ demands to some extent on the lower price. We have to be, actually, competing with our other vendors and also be considering the market condition. However, we are saving a considerable amount of cost from raw materials.

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SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

As you can see, the Q1 gross margin had remained the same, so that meaning that the top line reduction in terms of selling price have been offset by the savings from our raw materials so that, with the size of the business, the Company’s having a lot of economies of scale and good contract with many of the strategic vendors who are able to give us good prices on the raw materials so that we have several areas that we can work together just to maintain our gross margin on a going-forward basis. … we’re seeing the good demand continues and, at the same time, we try to maintain our pricing system to be competitive in the marketplace. Internally, we try to reduce the cost of raw materials and then maintaining the same gross margin, if not higher.

H. Hong
Right. Thanks, Andrew, for the very comprehensive answer. Also, just one last follow-up question on the share count. I remember, in the last conference call, we had a similar … confusion on your share count and EPS calculation. Now, just purely from a very simple conceptual perspective, is it because your share price is below a certain level and, therefore, your, in terms of EPS calculation, then you can exclude the convertible conversion in your share count?

J. Yang	(Speaking Chinese.)

A. Chen	I think we’ll clarify that calculation and we’ll communicate further with investors, and let me get back to you on that subject.

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SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

H. Hong	Alright. Thanks, Andrew. (Speaking Chinese.)

A. Guo	(Speaking Chinese.)

Coordinator	And our next question comes from Katherine Lu from Oppenheimer. Please proceed.

K. Lu
Hello. Thank you for taking my follow-up question, and to Andrew, congratulations and welcome. Andrew, first of all, I have a follow-up for you. What kind of convertible feature on that cost expense related to the compliance of APB 14-1? Is that a mark-to-market expense? How should we be modeling this item going forward? Hello?

M	(Speaking Chinese.)

J. Yang	Okay. (Speaking Chinese.) So Katherine, could you just repeat your question for me? Sorry about that.

K. Lu	(Speaking Chinese.)

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

A. Guo	(Speaking Chinese.)

A. Chen	Okay, the basic, what the Company basically, I think your question in regards to what’s going to be impact going forward, right, by this APB 14-1—

K. Lu	Right, yes.

A. Chen
Okay, the Company will have additional interest expenses in coming years. Between the beginning of Q2 2009 and the end of May 2011, when the first technical redemption date for the convertible notes, the end of May is actually the first technical redemption date. Another $15 million of additional discount on the convertible note will be amortized and charged to interest expense. And then, as a result, as time goes on, this quarterly charge to interest expense related to APB 14-1 will increase gradually.

For example, for the rest of a year, we are going to have, for Q2, we are going to have $1.35 million of projected additional interest charge; for Q3, $1.48 million; for Q4, $1.58 million U.S. of additional interest charge. Combined for the rest of the year we’ll have another, on a before-tax basis, $4.41 million U.S. of interest charge, and then, assuming a U.S. corporate tax rate of 34%, that’s potentially going to have another $2.9 million of impact on the bottom line, which is net income.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

And then in 2010 and 2011, assuming no any additional repurchase activities and U.S. corporate statutory tax rate remains the same at 34%, we are going to have close to $4.8 million of a hit on the net income for 2010 and about $2.3 million of hit on the bottom line for 2011. Remember that this, the redemption date, happens at the end of May, so we only have five months to consider in 2011. That’s the reason it comes down, so we are going to, but I have to stress all these are non-cash impacts on the Company’s operation. Actually, it doesn’t have any impact on the Company’s operation, and we will not have any impact on the cash flow.

K. Lu	Okay, great. That’s very helpful. Then can I confirm with you that your current NPCC capacity is running at 100%?

A. Chen	Yes, 190,000 metric tons.

K. Lu	Is it running at the 100% utilization—

A. Chen	Yes, 100%, yes. Capacity’s 190,000, running 100%.

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SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

K. Lu	Okay, great. And finally, I’m just wondering if you could, minus of the remaining regulatory procedures, if there’s any, in order to bring Zibo facility up and running?

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang
Basically, we don’t need any type of government approval before the construction … but we have to receive all the approvals from the government in order to start the constructions and things we already done, so we need to just make sure to construct, to have the plans on time for the production.

K. Lu	And does the government need to conduct any inspection of the facility?

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang	(Speaking Chinese.)

A. Guo	(Speaking Chinese.)

J. Yang	Basically, all the government inspections are done throughout the entire period for the construction.

K. Lu	Okay, great. Thank you very much.

Coordinator	And now I’d like to turn the call over to Crocker Coulson for his closing remarks.

J. Yang
Okay, on behalf of the entire Shengda Tech management team, we want to thank you for your interest and participation on this call. If you have an interest in contacting or visiting Shengda Tech, please let us know. Again, thank you for joining us on this call. This concludes Shengda Tech’s first quarter 2009 earnings conference call. Thank you.

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Final Transcript
SHENGDA TECH: Shengda Tech Q1 Earnings Conference Call
May 12, 2009/9:00 a.m. EDT

Coordinator	Thank you for participating in today’s conference. This concludes the presentation. You may now disconnect. Have a great day, and thank you.